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                                                                      Exhibit 21

                       MICROSEMI CORPORATION SUBSIDIARIES
                                  AS OF 9/30/01

NAME OF MICROSEMI CORPORATION ENTITIES                        JURISDICTION
--------------------------------------                        ------------


Microsemi Corp. - Santa Ana                                   Delaware

Microsemi Corp. - Scottsdale                                  Arizona

Microsemi Corp. - Colorado                                    Colorado

Microsemi Watertown, Inc.                                     Delaware

Microsemi RF Products, Inc.                                   Delaware

Linfinity Microelectronics, Inc.                              Delaware

Microsemi Microwave Products, Inc.                            Massachusetts

Micro WaveSys, Inc.                                           California

Microsemi NES, Inc.                                           Delaware

Microsemi CDI, Inc.                                           Delaware

Microsemi Real Estate, Inc.                                   California

Semcon Electronics Pvt. Ltd.                                  India

Micro (Bermuda), Ltd.                                         Bermuda